Exhibit T3a-62

                                    Delaware

                                 The First State

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         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON
FILE OF "COVANTA WATER HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.
         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
         CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF MAY, A.D. 1994, AT 4 O'CLOCK P.M.
         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.
         CERTIFICATE OF OWNERSHIP, FILED THE NINETEENTH DAY OF AUGUST, A.D. 1996, AT 9 O'CLOCK A.M.
         CERTIFICATE OF OWNERSHIP, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 1996, AT 9 O'CLOCK A.M.
         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN WATER HOLDINGS, INC." TO "COVANTA WATER HOLDINGS,
INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.
         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.
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                                       /s/ Harriet Smith Windsor
                                       Harriet Smith Windsor, Secretary of State
 2403545         8100H                 AUTHENTICATION: 2951831
     040135930                                          DATE: 02-25-04


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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED:  04:00 PM 05/17/1994
                                                            944088182 -- 2403545


                          CERTIFICATE OF INCORPORATION

                                       OF

                           OGDEN WATER HOLDINGS, INC.

                                    * * * * *






         1. The name of the corporation is

                  OGDEN WATER HOLDINGS, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is 100 and the par value of each of such shares is $1.00.

         5. The name and mailing address of each incorporator is as follows:

                  NAME                      MAILING ADDRESS

         K.A. Widdoes Corporation Trust Center
                                            1209 Orange Street
                           Wilmington, Delaware 19801


         6. The corporation is to have perpetual existence.

         7. The corporation reserves the right to amend, alter, change of repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of May, 1994.

                                                     /s/ K.A. Widdoes





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                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM O2/06/1996
                                                   960034694 -- 2403545



             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT


It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                                    OGDEN WATER HOLDINGS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 15, 1996


                                                     /s/
                                                     Authorized Officer





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                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/19/1996
                                                      960241381 - 2403545



                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                     OGDEN WATER SYSTEMS OF JERUSALEM, INC.
                            (a Delaware corporation)

                                      INTO

                           OGDEN WATER HOLDINGS, INC.
                            (a Delaware corporation)


It is hereby certified that:

         1. Ogden Water Holdings, Inc. hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of each class of the stock of Ogden Water Systems of Jerusalem, Inc., which is also a business corporation of the State of Delaware.

         3. On June 28, 1996, the Board of Directors of the Corporation adopted the following resolutions to merge Ogden Water Systems of Jerusalem, Inc. into the Corporation:

                           RESOLVED that Ogden Water Systems of Jerusalem, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Ogden Water Systems of Jerusalem, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Water Systems of Jerusalem, Inc. in its name.

                           RESOLVED that this Corporation shall assume all of the obligations of Ogden Water Systems of Jerusalem, Inc.

                           RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

Executed on August 6, 1996.

                                                     By: /s/ Scott C. Mackin
                                                     Its President
                                                     Scott C. Mackin


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                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/15/1996
                                                       960299222 - 2403545



                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                     OGDEN WATER SYSTEMS OF LEE COUNTY, INC.
                             (a Florida corporation)

                                      INTO

                           OGDEN WATER HOLDINGS, INC.
                            (a Delaware corporation)

It is hereby certified that:

         1. Ogden Water Holdings, Inc., hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all the outstanding shares of common stock of Ogden Water Systems of Lee County, Inc., which is a business corporation of the State of Florida.

         3. The laws of the jurisdiction and organization of Ogden Water Systems of Lee County, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

         4. The Corporation hereby merges Ogden Water Systems of Lee County, Inc. into the Corporation.

         5. The following is a copy of the resolutions adopted on October 8, 1996 by the Board of Directors of the Corporation to merge the said Ogden Water Systems of Lee County, Inc. into the Corporation:

                           RESOLVED that Ogden Water Systems of Lee County, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Ogden Water Systems of Lee County, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Water Systems of Lee County, Inc. in its name.

                           RESOLVED that this Corporation assume all of the obligations of Ogden Water Systems of Lee County, Inc.

                           RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, Florida and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Ogden Water Systems of Lee County, Inc. and of this Corporation and in any other appropriate jurisdiction.


Executed on September 26, 1996.



                           OGDEN WATER HOLDINGS, INC.



                           By: /s/ Jeffrey R. Horowitz
                           Jeffrey R. Horowitz, its Secretary


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                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 03/14/2001
                                                010126579 - 2403545





            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           OGDEN WATER HOLDINGS, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN WATER HOLDINGS, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA WATER HOLDINGS, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th of March __ 2001.


                              /s/ Patricia Collins
                             Name: Patricia Collins
                             Title: Asst. Secretary